UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 22, 2023
Elicio Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39990	11-3430072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

451 D Street, 5th Floor
Boston, Massachusetts 02210
(Address of principal executive offices, including zip code )
(857) 209-0050
Registrant's telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.01 par value per share	ELTX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2023, Elicio Therapeutics, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with GKCC, LLC (the “Purchaser”), an entity controlled by a director of the Company, providing for the issuance and sale by the Company to the Purchaser of an aggregate of 1,213,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price per Share of $5.81 (the “Offering”). The gross proceeds to the Company will be approximately $7.0 million. The closing of the Offering is expected to take place on December 22, 2023, subject to the satisfaction of customary closing conditions.

The Company intends to use the proceeds of the Offering for the advancement of its development pipeline, as well as for working capital and general corporate purposes.

Pursuant to the Subscription Agreement, the Company is obligated, among other things, to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) by March 31, 2024 for purposes of registering the Shares for resale by the Purchaser, and use its commercially reasonable efforts to have the registration statement declared effective no later than 30 days after filing such registration statement with the SEC, or in the event the SEC reviews and has written comments to the registration statement, within 90 days following the receipt of such written comments. The Subscription Agreement contains customary terms and conditions for a transaction of this type, including certain customary indemnification rights and certain customary cash penalties on the Company for its failure to satisfy specified filing and effectiveness time periods.

The Shares are being offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder and similar exemptions under applicable state laws in reliance on the following facts: no general solicitation was used in the offer or sale of such securities; the recipient of the securities had adequate access to information about the Company, through pre-existing relationships or otherwise; and such securities were issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Form of Subscription Agreement, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

The representations, warranties and covenants contained in the Subscription Agreement were made solely for the benefit of the parties to the Subscription Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Subscription Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Subscription Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02 Unregistered Sale of Equity Securities
The information under Item 1.01 of this Current Report on Form 8-K regarding the Shares is incorporated herein by reference.

Item 8.01 Other Events.
On December 22, 2023, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Subscription Agreement, dated as of December 22, 2023, by and between Elicio Therapeutics, Inc. and GKCC, LLC.
99.1	Press Release of Elicio Therapeutics, Inc., dated December 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elicio Therapeutics, Inc.

	By:	/s/ ROBERT CONNELLY
Date: December 22, 2023		Robert Connelly President and Chief Executive Officer (Principal Executive Officer)